Exhibit 10.2

[NAOR-GERSHT, LAW FIRM LETTERHEAD]

December 16, 2025

To:
The Board of Directors of ZIM Integrated Shipping Services Ltd.

Re: Agreements Regarding the Appointment of New Office Holders at the Annual and Extraordinary General Meeting of ZIM Integrated Shipping Services Ltd. (the “Company”)

Further to the letters we have sent to the Company’s Board of Directors on November 11, 2025 and on November 19, 2025 on behalf of a group of shareholders which includes  Mor Gemel and Pension Ltd., Reading Capital Ltd., Sparta 24 Ltd., Yaron Shidlo, Shira Bakal, Idan Bakal, Avraham Bakal, Moshe Shemesh, Creative Value Capital Limited Partnership, Rotem Shimoni, Neveh Sirbal Ltd., Matan Har Noy, Carmit Shemesh, Idea Limited Partnership, Ran Gritzerstein, Muesli Real Estate Ltd., Vega Investments Ltd., and Davidian Brosh Initiatives Ltd. (together, the “Group”), and further to the Group’s position statement dated December 9, 2025 in advance of the annual and extraordinary general meeting scheduled for December 26, 2025 (the “Position Statement” and the “Annual Meeting,” respectively), and further to discussions held between us and representatives of the Company’s Board of Directors and the Company, we hereby set forth in writing the agreements reached regarding the appointment of directors at the Annual Meeting as follows:

1.
The Company’s Board of Directors will adopt resolutions on December 16, 2025 on the following matters: (a) to publish  an updated notice for the Annual Meeting stating that the number of directors to be elected at the Annual Meeting will be 10 (instead of 8), the nominees Mr. Ron Hadassi and Mr. Ran Gritzerstein will be added to the list of candidates recommended by the Company’s Board of Directors, and the nomination of Dr. (CPA) Keren Bar-Hava will be removed from the list of candidates and will no longer stand for election as a director at the Annual Meeting (the “Updated Notice”); (b) Dr. (CPA) Keren Bar-Hava will be appointed as an observer to the Board of Directors, commencing from the next meeting of the Board, subject to her signing a confidentiality agreement as customary with the Company and her undertaking to comply with the relevant Company procedures as may be in effect from time to time, and as an observer she will not have voting rights on the Board, she will receive compensation equal to that of the directors, will be invited to all Board meetings, and will receive all information provided to the directors; and (c) Mr. Ron Hadassi and Mr. Ran Gritzerstein will be invited as observers to all Board meetings held until the Annual Meeting, with their rights and obligations as observers as described above (the “Board Resolution”).

2.
The Updated Notice will be published shortly after the Board’s Resolution and will present the 10 candidates as set forth above to serve as directors, all of whom will be recommended by the Company’s Board of Directors, and 10 directors will be elected at the Meeting accordingly and subject to the election conditions (majority of the shares participating in the vote).

3.
On behalf of the candidate for director Dr. (CPA) Keren Bar-Hava, we hereby notify that Dr. (CPA) Bar-Hava withdraws her candidacy to serve as a director and retracts her letter of consent for such service, subject to the Board Resolution.

4.
On behalf of the Group, we hereby withdraw the Position Statement submitted to the Company and published as part of the notice for the Annual Meeting and notify that the Position Statement will have no validity or standing, subject to the Board Resolution.

5.
The Company will publish a press release and add to the Updated Notice that the members of the Group, institutional investors and Israeli shareholders, express full confidence in the Company’s Board of Directors and support the strategic review process being conducted by the Board in order to maximize shareholder returns, and express their support for the 10 candidates to serve on the Company’s Board of Directors.

6.
Without this constituting a voting agreement, I have been informed by the members of the Group that, subject to the fulfillment of the agreements as set forth above, they intend to vote in favor of all 10 candidates who will be included in the Updated Notice to serve as directors of the Company.

We congratulate the Company’s Board of Directors and the Group on reaching the agreements set forth in this letter.
Respectfully,

/s/ Ofir Naor, Adv. /s/ Adi Granot, Adv.
Naor-Gersht, Attorneys-at-Law